SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

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Date of Report (Date of earliest event reported): August 16, 2004

GARMIN LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	0-31983	98-0229227
State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

P.O. Box 30464SMB
5th Floor, Harbour Place
103 South Church Street
George Town, Grand Cayman, Cayman Islands
(Address of principal executive offices)

      Registrant’s telephone number, including area code: (345) 946-5203

        (Former name or former address, if changed since last report)

Not Applicable

      Item 5. Other Events and Regulation FD Disclosure

On August 16, 2004, Garmin Ltd. issued a press release, a copy of which is furnished as Exhibit 99 and is incorporated herein by reference, announcing the retirement of Gary L. Burrell as Co-Chairman and as a director and the appointment of Charles W. Peffer and Clifton A. Pemble as directors.

      Item 7. Financial Statements and Exhibits

    (a)        Not applicable

    (b)        Not applicable

    (c)        Exhibits. The following exhibit is furnished herewith.

Exhibit	Description
99	Press Release dated August 16, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARMIN LTD.
Date: August 16, 2004	/s/ Andrew R. Etkind ---------------------------------------------------- Andrew R. Etkind General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
99	Press Release dated August 16, 2004

EXHIBIT 99

      Investor Contact:

      Polly Schwerdt
      Investor Relations Manager
      Phone: 913-397-8200, ext. 1394
      E-mail: polly.schwerdt@garmin.com

      Media Contact:

      Ted Gartner
      Senior Media Relations Specialist
      Phone: 913-397-8200, ext. 1240
      E-mail: ted.gartner@garmin.com

Garmin Ltd. Announces Retirement of Co-Chairman
And New Board Appointments

CAYMAN ISLANDS/August 16, 2004/PR Newswire – Garmin Ltd. (Nasdaq: GRMN) announced today the retirement of Gary L. Burrell as Co-Chairman and as a director. Dr. Min H. Kao, who is the company’s CEO and who served with Mr. Burrell as Co-Chairman, will continue as Chairman and CEO. Mr. Burrell and Dr. Kao together formed the Garmin group of companies in 1989. The Board of Directors also announced the appointment of Mr. Burrell as Chairman Emeritus in recognition of his extraordinary contributions to the success of the company.

Mr. Burrell commented, “Over the past 15 years, I have had the rare and gratifying opportunity to help build a great organization whose products have helped improve the safety of navigation. As I approach my 67th birthday, I am honored by my appointment as Chairman Emeritus and will always cherish the company, its products and my relationships with individual members of our Garmin team around the world.”

“Gary Burrell has been my friend, mentor and partner for more than 15 years”, said Dr. Kao. “His vision, values, engineering skills and commitment to serving our customers have been the foundation for the growth of our company. The Board and I join the entire Garmin team in wishing Gary happiness and good health in his retirement.”

Garmin’s Board of Directors also announced the appointment of two new members to the Board, increasing the total number of directors to six, of whom four are independent directors. The newly appointed directors will stand for re-election by the shareholders at Garmin’s annual meeting in 2005. The new directors are Charles W. Peffer and Clifton A. Pemble. Mr. Peffer has also been appointed as a member of the Audit Committee.

Charles W. Peffer is a former audit partner with KPMG LLP. He holds a BBA degree from the University of Kansas and an MBA degree from Northwestern University. Mr. Peffer became a partner with KPMG’s predecessor firm in 1979 and served in the firm’s Kansas City office as Partner in Charge of Audit from 1986 to 1993 and as the office’s Managing Partner from 1993 to 2000. Mr. Peffer retired from KPMG in 2002. Mr. Peffer currently serves on the Board of the Commerce Funds, a family of eleven mutual funds.

Clifton A. Pemble is Director of Engineering of Garmin International, Inc. In this capacity, he leads engineering and new product development for the Garmin group of companies. Mr. Pemble holds bachelor’s degrees in Mathematics and Computer Science from MidAmerica Nazarene University. He has served as Director of Engineering for Garmin since 2002 and previously served as Software Engineering Manager from 1995 to 2002 and as a Software Engineer from 1989 to 1995. Prior to joining Garmin, Mr. Pemble was a Software Engineer at Allied Signal (now known as Honeywell International, Inc.).

“These two new directors add extensive financial and engineering expertise to our Board”, said Dr. Kao. “They will each bring their own individual, professional insight and leadership to our Board and we welcome the contributions they will make to Garmin’s continued growth and success.”

      About Garmin:

        Through its operating subsidiaries, Garmin Ltd. designs and manufactures navigation, communication and information electronics. Garmin is a leader in the general aviation and consumer GPS markets and its products serve aviation, marine, outdoor recreation, automotive, wireless and OEM applications. Garmin Ltd. is incorporated in the Cayman Islands, and its principal subsidiaries are located in the United States, Taiwan and the United Kingdom. For more information, visit the Investor Relations site of Garmin Ltd. at www.garmin.com or contact the Investor Relations department at 913-397-8200.